                                                                    EXHIBIT 10

                        TWELFTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

                  TWELFTH AMENDMENT, dated as of February 11, 2004, to the Amended and Restated Credit Agreement referred to below (this "Amendment") among DICK'S SPORTING GOODS, INC., a Delaware corporation ("Borrower"), the lenders party hereto ("Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, "Agent").

                               W I T N E S S E T H

                  WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, Borrower and Required Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms not otherwise defined herein (including in the recitals hereto) shall have the meanings ascribed to them in the Credit Agreement.

                  2.       Amendment to Section 6.1 of the Credit Agreement.
Section 6.1 of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date (as hereinafter defined) to read as follows:

                  "6.1 Mergers, Subsidiaries, Etc. No Loan Party shall, directly or indirectly, by operation of law or otherwise, merge, consolidate or otherwise combine with any Person or acquire or hold all or substantially all of the assets or capital stock of any Person or form, acquire or hold any Subsidiary, except that Borrower may hold any portion of the stock of DSG Holdings and/or all of the Stock of DAMC and so long as no Default has occurred and is continuing DAMC may merge with and into Borrower so long as Borrower is the surviving entity of such merger."

                  3.       Amendment to Section 6.2 of the Credit Agreement.
Section 6.2 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (a) deleting the "and" where it appears prior to clause (i) thereof, and (b) inserting the following new clauses (n) and (o) at the end thereof to read as follows:

                  "(n) Investments in Permitted Investments, provided that (i) the aggregate outstanding principal amount of such Permitted Investments shall not exceed $20,000,000 at any time, unless the Borrower shall have Excess Availability at such time of at least $50,000,000, and (ii) such Permitted

                  Investments are subject to a first priority perfected Lien of Agent for the benefit of Lenders; and (o) Investments in the Convertible Note Hedge."

                  4.       Amendment to Section 6.3 of the Credit Agreement.
Section 6.3 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (a) deleting the "and" where it appears prior to clause (k) thereof, and (b) inserting the following new clause (l) at the end thereof to read as follows:

                  "and (l) Indebtedness evidenced by the Convertible Notes in an aggregate principal amount at maturity not in excess of $290,000,000, and the Convertible Note Warrant Transaction, provided that the terms of the Convertible Note Documents are substantially as described in the draft Offering Memorandum for Senior Convertible Notes due 2024 dated February [__], 2004 and attached as Annex G hereto.

                  5. Amendment to the first paragraph of Section 6.5 of the Credit Agreement. Clause (b) of the first paragraph of Section 6.5 of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date to read as follows:

                  "(b) make any change in its capital structure, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that Borrower may (i) issue or sell shares of its Stock (which shall include any Permitted Stock Issuance or any Stock issued in accordance with the terms of the Preferred Stock Subordinated Notes, but shall not include any other issuance or sale of any Stock of any class which is preferred as to dividends or as to the distribution of assets upon the voluntary or involuntary dissolution, liquidation or winding up of any Loan Party) so long as no Change of Control occurs after giving effect thereto, or make any revision of the terms of its outstanding Stock or amend or modify any partners, shareholders, voting or similar agreement to which it is a party or enter into any such agreement, (ii) enter into the DSG Holdings Limited Liability Company Agreement, (iii) form a wholly-owned Subsidiary ("Newco") for the sole purpose of acquiring any Stock held by Borrower in DSG Holdings, (iv) repurchase the common stock of Borrower to the extent contemplated by Section 1.3(c), (v) enter into that certain Second Amended and Restated Stockholders' Agreement in substantially the form of Exhibit H attached hereto, (vi) enter into that certain Second Amended and Restated Registration Rights Agreement in substantially the form of
                  Exhibit I attached hereto, (vii) relinquish the October 2000 Warrants as described in the Information Statement, (viii) terminate the purchase agreements under which the Preferred Stock was issued, including rights to purchase Stock as provided in Section 4.21 of the Convertible Note Indenture,
                  (ix) enter into the transactions contemplated by the IPO Transactions, (x) repurchase the common stock of Borrower to the extent contemplated by Section 1.3(g), (xi) issue warrants pursuant to the Convertible Note Warrant Transaction, (xii) issue the Convertible Notes, (xiii) issue Stock upon conversion of the Convertible Notes,

                  (xiv) issue Stock upon exercise of the warrants issued pursuant to the Convertible Note Warrant Transaction, (xv) enter into the Convertible Note Hedge and receive or acquire Stock thereunder, and (xvi) enter into the Registration Rights Agreement;"

                  6.       Amendment to Section 6.11 of the Credit Agreement.
Section 6.11 of the Credit Agreement is hereby amended as of the Amendment Effective Date by (a) deleting the "and" where it appears prior to clause (l) thereof, and (b) inserting the following new clause (m) at the end thereof to read as follows:

                  "and (m) Borrower may make (i) regularly scheduled payments of interest to holders of the Convertible Notes, (ii) payments in cash or Stock upon conversion of any of the Convertible Notes pursuant to Section 4.1 of the Convertible Note Indenture and paragraph 9 of the Convertible Notes; (iii) payments in cash on or after February 11, 2009 upon redemption of the Convertible Notes pursuant to Section 3.8 of the Convertible
                  Note Indenture and paragraph 7 of the Convertible Notes, (iv) payments in cash on or after February 11, 2009 upon redemption of the Convertible Notes by the Borrower pursuant to Section
                  3.1 of the Convertible Note Indenture and paragraph 6 of the Convertible Notes, provided that no Default or Event of Default has occurred and is continuing both before and after giving effect to any such payment, (v) payment in cash of the aggregate principal amount of the Convertible Notes upon maturity or upon acceleration, (vi) payment of liquidated damages to the holders of Convertible Notes pursuant to
                  Section 3 of the Registration Rights Agreement, (vii) payments in cash or Stock pursuant to the Convertible Notes Warrant Transaction, (viii) any payments required for registration expenses pursuant to Section 5 of the Registration Rights Agreement, and (ix) payment of the Change in Control Purchase Price (as defined in Section 3.9(c) of the Convertible Note Indenture) of any Convertible Notes upon a Change in Control (as defined in Section 3.9(a) of the Convertible Note Indenture) pursuant to Section 3.9 of the Convertible Note Indenture and paragraph 7 of the Convertible Notes."

                  7.       Amendment to Section 6.21 of the Credit Agreement.
Section 6.21 of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date to read as follows:

                  "6.21 Limitations on Modifications of Subordinated Note, Preferred Stock Subordinated Notes and Convertible Notes. Borrower shall not amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms or provisions of the Subordinated Note, any Preferred Stock Subordinated Note, any Convertible Note Document, or, in each case, any documents relating thereto (other than any such amendment, modification or change which would only extend the maturity or reduce the amount of any payment of principal thereof or premium thereon or which would reduce the rate or extend the date for payment of interest thereon). Notwithstanding the foregoing, Borrower may amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms or provisions of any Convertible Note Document, or any document relating thereto, unless such amendment, modification or change would have an adverse effect on the Lenders. The Lenders acknowledge that any amendment, modification or change required by the Trust Indenture Act of 1939, or by the United States Securities and Exchange Commission, shall not be deemed to have an adverse effect on the Lenders."

                  8.       Amendment to Section 6.16 of the Credit Agreement.
Section 6.16 of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date to read as follows:

                  "6.16 No Speculative Investments. No Loan Party shall engage in any speculative investment or any investment involving commodity options or futures contracts. For purposes of this
                  Section 6.16, neither the Convertible Note Hedge nor the Convertible Note Warrant Transaction shall be deemed to be a speculative investment."

                  9.       Amendment to Section 8.1(m) of the Credit Agreement.
Section 8.1(m) of the Credit Agreement is hereby amended and restated as of the Amendment Effective Date to read as follows:

                  "(m) There shall occur any default or event of default under the Subordinated Note, any Preferred Stock Subordinated Note or any Convertible Note Document. "

                  10. Amendment to Annex A. Annex A to the Credit Agreement is hereby amended as of the Amendment Effective Date by inserting the following new definitions on order therein to read as follows:

                  "'Convertible Note Documents' shall mean the Convertible Note Indenture, the Convertible Notes, the Convertible Note Hedge, the Convertible Note Warrants, any other agreement or instrument now or hereafter executed pursuant thereto or in connection therewith, in each case as such agreements and instruments may be amended, supplemented, waived or otherwise modified from time to time, in each case, subject to the limitations in Section 6.21 hereof.

                  'Convertible Note Hedge' shall mean that certain transaction entered into pursuant to that certain Confirmation of OTC Convertible Note Hedge dated as of February [__], 2004, by and between Borrower and Merrill Lynch International, and that certain Guarantee of Merrill Lynch & Co., Inc. dated as of February [__], 2004 in favor of Borrower, each in substantially the same form as the draft dated February [__], 2004 attached as Annex H hereto, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  'Convertible Note Indenture' shall mean that certain Indenture by and between the Borrower and Wachovia Bank, N.A., as trustee, in substantially the same form as the draft dated February [__], 2004 attached as Annex I hereto, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  'Convertible Note Warrant Transaction' shall mean that certain transaction entered into pursuant to the Confirmation of OTC Warrant Transaction dated as of February 12, 2004, by and between Borrower and Merrill Lynch International, and that certain Guarantee of Merrill Lynch & Co., Inc. dated as of February 12, 2004 in favor of Borrower, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  'Convertible Notes' shall mean the Senior Convertible Notes due 2024 issued by the Borrower pursuant to the Convertible
                  Note Indenture, in substantially the same form as Exhibit A to the form of Convertible Note Indenture attached as Annex I hereto, as such Convertible Notes may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  'Excess Availability' shall mean, at any time, (a) Borrowing Availability, minus (b) the aggregate Revolving Credit Loan then outstanding, minus (c) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are outstanding more than sixty (60) days past due as of such time, minus (d) without duplication, the amount of checks issued by Borrower to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent.

                  'Permitted Investments' shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of three years or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) obligations of state and local governments or agencies thereof (including variable rate demand notes and auction rate securities) with a maturity date or reset period of one year or less from the date of acquisition; (c) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's"); (d) corporate notes (including variable rate demand notes, auction rate securities and Eurodollar notes) issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A2 by S&P or at least A by Moody's with a maturity date of two years or less from the date of acquisition; (e) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $500,000,000; (f) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (g) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (f) above.

                  'Registration Rights Agreement' means that certain Registration Rights Agreement entered into among the Borrower, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and any other initial purchasers of the Convertible Notes, as amended, supplemented or otherwise modified in accordance with the terms hereof and thereof."

                  11. Amendment to Annex A. Annex A to the Credit Agreement is hereby amended as of the Amendment Effective Date by amending and restating each of the following definitions in its entirety to read as follows:

                  "'Change of Control' shall mean (a) the failure of the Permitted Holders to directly own Stock of Borrower representing 51% or more of the voting capital stock of Borrower or to Control Borrower; or (b) the Permitted Holders shall cease to have the power to designate or elect a majority of Borrower's board of directors or a majority of Borrower's board of directors at any time in office are no longer designated or elected by the Permitted Holders, or (c) a Change in Control, as defined in the Convertible Note Indenture.

                  'Restricted Payment' shall mean, with respect to any Person, either directly or indirectly, (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock, (b) any payment on account of the purchase, redemption, defeasance or other retirement, or to obtain the surrender of, such Person's Stock or any other payment or distribution made in respect thereof, (c) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder or Affiliate of such Person other than relating to salaries, bonuses and other compensation to such Person's officers, directors and employees in the ordinary course of business consistent with past practice, (d) any payment, purchase, redemption, retirement, or other acquisition for value or setting apart of any money for a sinking, or other analogous fund for the purchase, redemption, retirement or other acquisition of, or to obtain the surrender of, or any payment (scheduled, voluntary or other) of principal of or interest on, or any other amount owing in respect of, any Subordinated Note or any other Subordinated Debt, or any Convertible Note or (e) any payment of a claim for the recision of the purchase or sale of, or for material damages arising from the purchase or sale of any Stock of such Person, or of a claim for indemnification or contribution arising out of or relating to any such claim for damages or recision."

                  12. Convertible Note Documents. Borrower shall deliver to Agent true and correct executed copies of the Convertible Note Documents promptly upon issuance of the Convertible Notes.

                  13. Schedule 3.9. On or before 25 days following the date on which Borrower issues the Convertible Notes, Borrower will deliver to Agent an updated Schedule 3.9 to the Credit Agreement.

                  14. Representations and Warranties. To induce Required Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that:

                           (a)      Each of the execution, delivery and
performance by Borrower and each Guarantor of this Amendment and the performance of the Credit Agreement, as amended hereby (the "Amended Credit Agreement") are
(i) within Borrower's and each Guarantor's corporate power and have been duly authorized by all necessary corporate and shareholder action; (ii) do not contravene any provision of any Loan Party's charter or bylaws or equivalent organizational or charter or other constituent documents; (iii) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (iv) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (v) do not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vi) do not require the consent or approval of any Governmental Authority or any other Person.

                           (b)      This Amendment has been duly executed and
delivered by or on behalf of Borrower and each Guarantor.

                           (c)      Each of this Amendment and the Amended
Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each Guarantor enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                           (d)      No Default or Event of Default has occurred
and is continuing both before and after giving effect to this Amendment.

                           (e)      No action, claim or proceeding is now
pending or, to the knowledge of any Loan Party signatory hereto, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges such Loan Party's right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or which if determined adversely could have or result in a Material Adverse Effect. To the knowledge of each Loan Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

                           (f)      All representations and warranties of the
Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

                  15. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

                  16. No Other Amendments/Waivers. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof. The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.

                  17. Outstanding Indebtedness; Waiver of Claims. Borrower hereby acknowledges and agrees that as of February 11, 2004 the aggregate outstanding principal amount of the Revolving Credit Loan is $0 and that such principal amount is payable pursuant to the Credit Agreement without offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Indemnified Person which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

                  18. Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

                  19. Effectiveness. This Amendment shall become effective as of February 11, 2004 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to February 11, 2004:

                  (a) Amendment. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Lenders and Borrower and acknowledged by ASL.

                  (b) Payment of Expenses. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

                  (c) Representations and Warranties. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

                  20. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  21. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       BORROWER:

                                       DICK'S SPORTING GOODS, INC.

                                       By: /s/ Jeffrey Hennion
                                           -------------------------------------
                                       Name: Jeffrey Hennion
                                       Title: Treasurer

                                       AGENT:

                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                       as Agent

                                       By: /s/ Charles Chiodo
                                           -------------------------------------
                                       Name: Charles Chiodo
                                       Its: Duly Authorized Signatory

                                       LENDERS:

                                       GENERAL ELECTRIC CAPITAL CORPORATION

                                       By: /s/ Charles Chiodo
                                           -------------------------------------
                                       Name: Charles Chiodo
                                       Its: Duly Authorized Signatory

                                       PNC BUSINESS CREDIT

                                       By: /s/ Stephen W. Boyd
                                           -------------------------------------
                                       Name: Stephen W. Boyd
                                       Title: Vice President

                                       FLEET RETAIL FINANCE INC.

                                       By: /s/ James R. Dore
                                           -------------------------------------
                                       Name: James R. Dore
                                       Title: Managing Director

                                       NATIONAL CITY BANK OF PENNSYLVANIA

                                       By: /s/ Richard M. Beaty II
                                           -------------------------------------
                                       Name: Richard M. Beaty II
                                       Title: Assistant Vice President

                                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                       By: /s/ Anthony D. Braxton
                                           -------------------------------------
                                       Name: Anthony D. Braxton
                                       Title: Director

                                       CITIZEN'S BANK OF PENNSYLVANIA

                                       By: /s/ Don Cmar
                                           -------------------------------------
                                       Name: Don Cmar
                                       Title: Vice President

The undersigned Guarantor hereby (i) acknowledges to each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

AMERICAN SPORTS LICENSING, INC.

By: /s/ Jeffrey R. Hennion
    -------------------------------------
Name: Jeffrey R. Hennion
Title: Treasurer

                                                                         ANNEX G

                            DRAFT OFFERING MEMORANDUM

                                                                         ANNEX H

                         FORM OF CONVERTIBLE NOTE HEDGE

                                                                         ANNEX I

                       FORM OF CONVERTIBLE NOTE INDENTURE

                                       15